Exhibit 10.3
FORM OF
STOCK ESCROW AGREEMENT
     This Stock Escrow Agreement is made as of                     , 2008 (the “Agreement”), by and among Atlas Acquisition Holdings Corp., a Delaware corporation (the “Company”), James N. Hauslein, the Diane G. Hauslein Trust, Elephant North America Limited, Promethean PLC, Harbour Ltd., George L. Pita, Irrevocable Trust #1 For Descendants of Rohit M. Desai, Robert A. Knox, Raj Mishra, the Berg 2005 Irrevocable Trust, Mohit Burman, and Robert C. Grayson (collectively, the “Founders”) and American Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).
     Whereas, the Company has entered into an Underwriting Agreement, dated                     , 2008 (the “Underwriting Agreement”), with Lazard Capital Markets LLC and Morgan Stanley & Co. Incorporated acting as representatives (the “Representatives”) of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase up to 23,000,000 units (the “Units”) of the Company. Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one Warrant, each Warrant to purchase one share of Common Stock, all as more fully described in the Company’s final prospectus, dated                     , 2008 (the “Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-146368) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on                     , 2008 (the “Effective Date”).
     Whereas, the Founders have agreed as a condition of the sale of the Units to deposit certain of their Shares of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively “Escrow Securities”), in escrow as hereinafter provided.
     Whereas, the Company and the Founders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.
     Now, therefore, in consideration of the premises and the mutual covenants, representations, and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:
1.	Appointment of Escrow Agent. The Company and the Founders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.	Deposit of Escrow Securities. On or before the Effective Date, each of the Founders shall deliver to the Escrow Agent certificates representing his or its respective Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement. Each of the Founders acknowledges that the certificate representing his or its Escrow Securities is legended to reflect the deposit of such Escrow Securities under this Agreement. An amount equal to 15% of each Founder’s Escrow Securities shall be cancellable as set forth below (the “Cancellable Shares”). In the event that (i) the Underwriters do not exercise any part of their over-allotment option, then each Founder’s Cancellable Shares shall be cancelled upon expiration of the over-allotment option, and the Founder will receive no consideration for such cancellation, or (ii) the Underwriters exercise their over-allotment option in part, a pro rata amount of each Founder’s Cancellable Shares shall be cancelled, and the Founder will receive no consideration for such cancellation.

3.	Disbursement of the Escrow Securities. The Escrow Agent shall hold the Escrow Securities until the date that is one year from the date of consummation of a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company) by the Company (the “Escrow Period”), on which date it shall, upon written instructions from the Company or Company counsel, disburse each of the Founder's Escrow Securities to such Founder less any canceled Cancellable Shares; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; provided further, that if, after the Company consummates a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company), (i) the last sales price of the Company's common stock equals or exceeds $18.00 per share (as adjusted for any stock splits) for any 20 trading days within any 30-trading-day period or (ii) it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange, or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities, or other property, then the Escrow Agent will, upon receipt of a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such result has occurred or transaction is being consummated, release the Escrow Shares to the Founders. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.	Rights of Founders in Escrow Securities.
          4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letters described in Section 4.4 hereof, and except as herein provided, the Founders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote their Escrow Securities.
          4.2 Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Founders, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.
          4.3 Restrictions on Transfer. During the Escrow Period, no sale, transfer, or other disposition may be made of any or all of the Escrow Securities except, with respect to (a) an entity that is a Founder, (i) to any entity controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner, or limited partner of such entity, or (ii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, and (b) with respect to a Founder who is an individual, (i) by gift to a member of a Founder’s immediate family or to a trust, the beneficiary of which is a Founder or a member of a Founder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Founder, (iii) pursuant to a qualified domestic relations order, or (iv) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Securities. During the Escrow Period, no Founder shall pledge or grant a security interest in, or any option or other right to acquire, his, her, or its Escrow Securities or grant a security interest in his, her, or its rights under this Agreement.
          4.4 Insider Letters. Each of the Founders has executed a letter agreement with the Representatives and the Company, as indicated on Exhibit A hereto, and each of which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Founder in certain events, including but not limited to the liquidation of the Company.
5.	Concerning the Escrow Agent.
          5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion, or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination, or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.
          5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit, or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.
          5.3 Compensation. The Escrow Agent shall be entitled to receive reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all legal counsel, advisors’, and agents’ fees and disbursements, and all taxes or other governmental charges.
          5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Founders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.
          5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.
          5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority in interest of the Founders, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.
          5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.
          5.8 Waiver. The Escrow Agent hereby waives any and all right, title, interest, or claim of any kind ("Claim") in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment, or satisfaction for any Claim against the Trust Account for any reason whatsoever.
6.	Miscellaneous.
          6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York for contracts made and to be wholly performed within such state, without giving effect to conflicts of law principles that would result in the application of substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
          6.2 Third Party Beneficiaries. Each of the Founders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representatives.
          6.3 Entire Agreement. This Agreement together with the Insider Letters as referenced herein contain the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged and by the Representatives.
          6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.
          6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors, and assigns.
          6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified, or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:
If to the Company, to:
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 105
Hobe Sound, Florida 33455

Attn: James N. Hauslein
If to a Stockholder, to his or its address set forth in Exhibit A.
and if to the Escrow Agent, to:
American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, NY 10038
Attn: [                    ]
A copy of any notice sent hereunder shall be sent to:
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Facsimile: (602) 445-8603
Attn: Brian H. Blaney, Esq.
and
Skadden, Arps, Slate, Meagher & Flom, LLP
300 S. Grand Avenue, Suite 3400
Los Angeles, CA 90071
Facsimile: (213) 687-5600
Attn: Gregg A. Noel, Esq.
and
Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020
Facsimile: (212) 641-2636
Attn: Robert Berger
and
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Facsimile: (212) 404-9212
Attn: Scott Greenberg
     The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.
          6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a business combination within the time period(s) specified in the Registration Statement.
          6.8 Counterparts. This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.
[Signature Page Follows]

     Witness the execution of this Agreement as of the date first above written.

ATLAS ACQUISITION HOLDINGS CORP.
By:
	Name:	James N. Hauslein
	Title:	Chairman of the Board and Chief Executive Officer

FOUNDERS:

James N. Hauslein

Diane G. Hauslein Trust
By:
Name:
Title:

Elephant North America Limited
By:
Name:
Title:

Promethean PLC
By:
Name:
Title:

Sir Peter Burt

Michael W. Burt

Michael T. Biddulph

George L. Pita

Irrevocable Trust #1 For Descendants of Rohit M. Desai
By:
Name:
Title:

Robert A. Knox

Raj Mishra

Berg 2005 Irrevocable Trust
By:
Name:
Title:

Mohit Burman

Robert C. Grayson

EXHIBIT A

Name and Address of	Number of	Stock Certificate	Date of
Founder	Common Stock	Number	Insider Letter
James N. Hauslein 165 South Beach Road Hobe Sound, Florida 33455	2,638,126	1	, 2008

James N. Hauslein 165 South Beach Road Hobe Sound, Florida 33455	71,875	2	, 2008

Diane G. Hauslein Trust c/o James N. Hauslein 165 South Beach Road Hobe Sound, Florida 33455	20,000	3	, 2008

Elephant North America Limited c/o [ • ] PO Box 68 2006 Neuchatel, Switzerland	520,781	4	, 2008

Elephant North America Limited c/o [ • ] PO Box 68 2006 Neuchatel, Switzerland	71,875	5	, 2008

Promethean PLC c/o Sir Peter Burt Sutherland House 4-6 Argyll Street London W1F 7TE UK	575,000	6	, 2008

Sir Peter Burt Auldhame House North Berwick EH39 5PW	520,781	7	, 2008

Michael W. Burt c/o Promethean Investments 4th Floor 5-6 Argyll Street London W1F 7TE UK	520,781	8	, 2008

Michael T. Biddulph c/o Promethean Investments Sutherland House 5-6 Argyll Street London W1F 7TE UK	520,781	9	, 2008

Name and Address of	Number of	Stock Certificate	Date of
Founder	Common Stock	Number	Insider Letter
George L. Pita 404 Sensenada Ave. Coconut Grove, Florida 33133	143,750	10	, 2008

Irrevocable Trust #1 For Descendants of Rohit M. Desai c/o Desai Capital Management, Inc. 410 Park Avenue, Suite 830 New York, New York 10022	28,750	11	, 2008

Robert A. Knox 355 Lexington Ave. New York, New York 10017	28,750	12	, 2008

Raj Mishra 04-06, 137 Telok Ayer St. Singapore 068602	28,750	13	, 2008

Berg 2005 Irrevocable Trust c/o Dorset Capital Pier 1, Bay 2 San Francisco, California 94111	20,000	14	, 2008

Mohit Burman Punjabi Bhawan 10 Rouse Ave. New Delhi 110002 India	20,000	15	, 2008

Robert C. Grayson 682 Lake Ave. Greenwich, Connecticut 06830	20,000	16	, 2008